Ernst & Young LLP Suite 4800 370 17th Street Denver, CO 80202	Tel: +1 720 931 4000 Fax: +1 720 931 4444 ey.com

October 10, 2023
Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549
Commissioners:
We have read Item 4.01 of Form 8-K dated October 10, 2023, of Tri-State Generation and Transmission Association, Inc. and are in agreement with the statements contained in the first through fourth paragraphs on page 2 therein.
We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Ernst & Young LLP